Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 3rd QUARTER 2008 RESULTS

El Segundo, California, November 3, 2008 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2008. Net income for the three and nine months ended September 30, 2008 was $93.9 million and $275.8 million, or $0.89 per share and $2.59 per share, respectively.

Net income for the three months ended September 30, 2007 was $89.3 million, or $0.83 per share excluding after-tax gains from insurance settlements and after-tax gains on the sale of investment securities, and was $94.5 million, or $0.88 per share including these items.

Net income for the nine months ended September 30, 2007 was $254.6 million, or $2.38 per share excluding after-tax gains from insurance settlements, after-tax gains on the sale of investment securities and the valuation gain on the Company’s alliance and product supply agreement with Gambro Renal Products, and was $296.1 million, or $2.76 per share including these items.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12 months ended September 30, 2008 operating cash flow was $595 million and free cash flow was $491 million. For the three months ended September 30, 2008 operating cash flow was $146 million and free cash flow was $119 million.

•

Operating Income: Operating income for the three and nine months ended September 30, 2008 was $208 million and $610 million, respectively. Operating income for the three months ended September 30, 2007 was $206 million, excluding pre-tax gains from insurance settlements of $6.8 million. Operating income for the nine months ended September 30, 2007 was $605 million, excluding pre-tax gains from insurance settlements and the pre-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products of $55 million.

•

Volume: Total treatments for the third quarter of 2008 were 4,091,099, or 51,786 treatments per day, representing a per day increase of 5.1% over the third quarter of 2007. Non-acquired treatment growth in the quarter was 3.8% over the prior year’s third quarter.

•

Effective Tax Rate: The effective tax rate was 39.8% and 38.9% for the three and nine months ended September 30, 2008, respectively. We are still projecting our 2008 annual effective tax rate to be in the range of 38.5%-39.5%, and are still projecting our 2009 effective tax rate to return to around 40.0%.

•

Share Repurchases: During the first nine months of 2008, we repurchased a total of 3,461,353 shares of our common stock for $169.7 million, or an average price of $49.02 per share, pursuant to previously announced Board authorizations. We did not repurchase any shares of our common stock during the third quarter of 2008. However, during October 2008, we repurchased 1,027,502 shares of our common stock for $50 million, or an average price of $48.66 per share.

•

Center Activity: As of September 30, 2008, we operated or provided administrative services at 1,425 outpatient dialysis centers serving approximately 111,000 patients, of which 1,402 centers are consolidated in our financial statements. During the third quarter of 2008, we acquired 6 centers, opened 22 new centers, merged 2 centers, closed 1 center, and divested 1 center.

Outlook

We expect our operating income results for 2008 to be near the middle of the range of our previously provided guidance of $800-$840 million. We still expect to generate approximately $480 million to $530 million of operating cash flow in 2008. Our operating income guidance for 2009 remains unchanged at a range of $820-$880 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the third quarter ended September 30, 2008 on November 3, 2008 at 12:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2008 and 2009 operating results and our 2009 expected effective tax rate. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2008. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•

changes in government payment rates or the structure of payments under the Medicare ESRD Program may result in lower reimbursement for services we provide to Medicare patients and could have a material impact on our overall profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net operating revenues	$1,447,135	$1,318,381	$4,199,163	$3,909,282
Operating expenses and charges:
Patient care costs	1,005,648	890,243	2,909,143	2,662,841
General and administrative	128,617	120,596	374,581	356,249
Depreciation and amortization	54,970	49,230	160,673	142,078
Provision for uncollectible accounts	37,305	34,107	109,433	101,686
Minority interests and equity income, net	12,711	11,793	35,168	34,757
Valuation gain on alliance and product supply agreement	—	—	—	(55,275)

Total operating expenses and charges	1,239,251	1,105,969	3,588,998	3,242,336

Operating income	207,884	212,412	610,165	666,946
Debt expense	(54,505)	(62,715)	(168,891)	(194,496)
Other income	2,481	6,278	10,331	17,131

Income before income taxes	155,860	155,975	451,605	489,581
Income tax expense	61,950	61,520	175,810	193,520

Net income	$93,910	$94,455	$275,795	$296,061

Earnings per share:
Basic earnings per share	$0.90	$0.89	$2.61	$2.80

Diluted earnings per share	$0.89	$0.88	$2.59	$2.76

Weighted average shares for earnings per share:
Basic	104,556,770	106,171,473	105,569,971	105,558,536

Diluted	105,577,823	107,561,139	106,421,184	107,129,135

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$275,795	$296,061
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	160,673	142,078
Valuation gain on alliance and product supply agreement	—	(55,275)
Stock-based compensation expense	29,975	25,260
Tax benefits from stock award exercises	10,174	27,000
Excess tax benefits from stock award exercises	(5,054)	(23,632)
Deferred income taxes	56,157	25,645
Minority interests in income of consolidated subsidiaries	35,822	35,703
Distributions to minority interests	(43,391)	(35,216)
Equity investment income	(654)	(946)
Loss (gain) on disposal of assets	9,688	(4,944)
Non-cash debt and non-cash rent charges	9,971	11,810
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(130,022)	(32,425)
Inventories	(1,248)	15,144
Other receivables and other current assets	(28,684)	(42,818)
Other long-term assets	(12,761)	(11,921)
Accounts payable	(12,800)	(6,458)
Accrued compensation and benefits	(11,752)	(17,347)
Other current liabilities	29,838	(26,151)
Income taxes	(3,129)	(13,072)
Other long-term liabilities	3,163	1,214

Net cash provided by operating activities	371,761	309,710

Cash flows from investing activities:
Additions of property and equipment, net	(223,851)	(176,078)
Acquisitions and purchases of other ownership interests	(101,166)	(81,782)
Proceeds from asset sales	451	4,643
Purchase of investments available for sale	(1,695)	(21,363)
Purchase of investments held-to-maturity	(19,005)	(20,839)
Proceeds from sale of investments available for sale	5,323	32,138
Proceeds from maturities of investments held-to-maturity	18,728	4,780
Contributions from minority owners	22,749	16,204
Purchase of intangible assets	(65)	(556)

Net cash used in investing activities	(298,531)	(242,853)

Cash flows from financing activities:
Borrowings	12,937,047	10,405,556
Payments on long-term debt	(12,938,297)	(10,451,891)
Deferred financing costs	(130)	(4,462)
Purchase of treasury stock	(169,673)	(6,350)
Excess tax benefits from stock award exercises	5,054	23,632
Stock award exercises and other share issuances, net	33,670	47,756

Net cash (used in) provided by financing activities	(132,329)	14,241

Net (decrease) increase in cash and cash equivalents	(59,099)	81,098
Cash and cash equivalents at beginning of period	447,046	310,202

Cash and cash equivalents at end of period	$387,947	$391,300

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	September 30, 2008	December 31, 2007
Cash and cash equivalents	$387,947	$447,046
Short-term investments	51,614	40,278
Accounts receivable, less allowance of $204,594 and $195,953	1,056,691	927,949
Inventories	82,494	80,173
Other receivables	230,073	198,744
Other current assets	36,010	34,482
Deferred income taxes	219,160	247,578

Total current assets	2,063,989	1,976,250
Property and equipment, net	1,011,702	939,326
Amortizable intangibles, net	165,270	183,042
Investments in third-party dialysis businesses	19,239	19,446
Long-term investments	6,930	22,562
Other long-term assets	48,162	35,401
Goodwill	3,856,601	3,767,933

	$7,171,893	$6,943,960

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$212,661	$225,461
Other liabilities	515,989	486,151
Accrued compensation and benefits	330,838	334,961
Current portion of long-term debt	64,262	23,431
Income taxes payable	—	16,492

Total current liabilities	1,123,750	1,086,496
Long-term debt	3,643,275	3,683,887
Other long-term liabilities	83,494	83,448
Alliance and product supply agreement, net	37,310	41,307
Deferred income taxes	214,477	166,055
Minority interests (fair value subject to potential put obligations—$296,000 and $330,000)	162,908	150,517
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 104,787,536 and 107,130,127 shares outstanding)	135	135
Additional paid-in capital	755,579	707,080
Retained earnings	1,791,085	1,515,290
Treasury stock, at cost (30,074,747 and 27,732,156 shares)	(635,274)	(487,744)
Accumulated other comprehensive loss	(4,846)	(2,511)

Total shareholders’ equity	1,906,679	1,732,250

	$7,171,893	$6,943,960

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2008
	September 30, 2008	June 30, 2008	September 30, 2007
Financial Results excluding gains from insurance settlements and gains on sale of investment securities for the three months ended September 30, 2007:
Net income(1)	$93.9	$95.0	$89.3	$275.8
Diluted earnings per share(1)	$0.89	$0.90	$0.83	$2.59
Operating income(1)	$207.9	$205.6	$205.6	$610.2
Operating income margin(1)	14.4%	14.6%	15.6%	14.5%

Business Metrics:
Volume
Treatments	4,091,099	4,018,763	3,842,763	12,044,639
Number of treatment days	79.0	78.0	78.0	234.4
Treatments per day	51,786	51,523	49,266	51,385
Per day year over year increase	5.1%	6.0%	6.1%	5.8%
Non-acquired growth year over year	3.8%	4.5%	5.2%	4.4%

Revenue
Total operating revenue	$1,447	$1,407	$1,318	$4,199
Dialysis and related lab services revenue per treatment	$336.42	$335.98	$333.57	$333.83
Per treatment increase (decrease) from previous quarter	0.1%	2.1%	(1.3%)	—
Per treatment increase (decrease) from previous year	0.9%	(0.6%)	0.6%	(0.8%)

Expenses
A. Patient care costs
Percent of revenue	69.5%	69.2%	67.5%	69.3%
Per treatment (including gains from insurance settlements of $1.76 for the third quarter of 2007)(2)	$245.81	$242.19	$231.67	$241.53
Per treatment increase (decrease) from previous quarter	1.5%	2.4%	(1.4%)	—
Per treatment increase (decrease) from previous year	6.1%	3.1%	(0.8%)	2.8%

B. General & administrative expenses
Percent of revenue	8.9%	8.9%	9.1%	8.9%
Per treatment	$31.44	$31.15	$31.38	$31.10
Per treatment increase (decrease) from previous quarter	0.9%	1.5%	(2.8%)	—
Per treatment increase (decrease) from previous year	0.2%	(3.5%)	1.5%	(1.0%)

C. Bad debt expense as a percent of current-period revenue	2.6%	2.7%	2.6%	2.6%

D. Consolidated effective tax rate	39.8%	38.0%	39.4%	38.9%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	On a non-GAAP basis patient care costs per treatment excluding gains from insurance settlements of $1.76 for the third quarter of 2007 would have been $233.43.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

Three months ended	Nine months ended September 30, 2008
September 30, 2008	June 30, 2008	September 30, 2007
Cash Flow
Operating cash flow	$146.2	$134.5	$95.8	$371.8
Operating cash flow, last twelve months	$595.1	$544.6	$499.8
Free cash flow (1)	$119.0	$114.4	$73.5	$306.6
Free cash flow, last twelve months (1)	$491.2	$445.7	$395.6
Capital expenditures:
Development and relocations	$51.6	$60.2	$48.5	$158.0
Routine maintenance/IT other	$27.2	$20.2	$22.6	$65.9
Acquisition expenditures	$31.5	$60.9	$75.5	$101.2

Accounts Receivable
Net receivables	$1,057	$1,047	$976
DSO	70	70	70

Debt/Capital Structure
Total debt (2)	$3,704	$3,705	$3,701
Net debt, net of cash (2)	$3,316	$3,378	$3,309
Leverage ratio (see Note 1)	2.98	x	3.07	x	3.10	x
Overall effective weighted average interest rate during the quarter	5.66%	5.75%	6.48%
Overall effective weighted average interest rate end of the quarter	6.09%	5.68%	6.43%
Effective weighted average interest rate on the Senior Secured Credit Facilities end of the quarter	5.39%	4.59%	6.00%
Economically fixed interest rates as a percentage of our total debt	70%	69%	77%
Share repurchases	$—	$137.2	$—	$169.7

Clinical (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	94%	95%	94%
Patients with Hb>=10 <=13	87%	86%	80%
Patients with arteriovenous fistulas placed	61%	60%	57%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Excludes an unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling 12-months ended September 30, 2008
Net income	$361,512
Income taxes	228,034
Debt expense	231,542
Depreciation and amortization	212,065
Minority interests and equity income, net	45,896
Other	10,683
Stock-based compensation expense	38,865

“Consolidated EBITDA”	$1,128,597

September 30, 2008
Total debt, excluding debt premium of $3.9 million	$3,703,599
Letters of credit issued	47,001

3,750,600
Less: cash and cash equivalents	(387,947)

Consolidated net debt	$3,362,653

Last twelve months “Consolidated EBITDA”	$1,128,597

Leverage ratio	2.98x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.75 to 1.0 as of September 30, 2008. At that date, the Company’s leverage ratio did not exceed 4.75 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding gains from insurance settlements, gains on the sale of investment securities and the valuation gain on the alliance and product supply agreement (the Product Supply Agreement):

We believe that net income excluding gains from insurance settlements, gains on the sale of investment securities and the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal net income for these periods by providing a measure that is more meaningful because it excludes insurance settlement gains related to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers, as well as non-recurring gains on the sale of investment securities and a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Product Supply Agreement, and accordingly is more comparable to current and prior periods and indicative of consistent net income. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to net income.

	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net income	$93,910	$94,951	$94,455	$275,795	$296,061
Less: Gains on insurance settlements	—	—	(6,779)	—	(6,779)
Gains on the sale of investment securities	—	—	(1,634)	—	(5,868)
Valuation gain	—	—	—	—	(55,275)
Add: Related income tax	—	—	3,273	—	26,422

	$93,910	$94,951	$89,315	$275,795	$254,561

2. Operating income excluding pre-tax gains from insurance settlements and the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding gains from insurance settlements and the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes insurance settlements gains related to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers and a non-recurring non-cash item that resulted from the termination of our purchase obligation for dialysis machines from Gambro Renal Products Inc. under the Product Supply Agreement and accordingly is more comparable to current and prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Operating income	$207,884	$205,554	$212,412	$610,165	$666,946
Less: Gains on insurance settlements	—	—	(6,779)	—	(6,779)
Valuation gain	—	—	—	—	(55,275)

	$207,884	$205,554	$205,633	$610,165	$604,892

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2008
	September 30, 2008	June 30, 2008	September 30, 2007
Cash provided by operating activities	$146,227	$134,510	$95,778	$371,761
Less: Expenditures for routine maintenance and information technology	(27,217)	(20,153)	(22,229)	(65,197)

Free cash flow	$119,010	$114,357	$73,549	$306,564

	Rolling 12-Month Period
	September 30, 2008	June 30, 2008	September 30, 2007
Cash provided by operating activities	$595,087	$544,638	$499,818
Less: Expenditures for routine maintenance and information technology	(103,885)	(98,897)	(104,189)

Free cash flow	$491,202	$445,741	$395,629